UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2017

Global Indemnity Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34809	98-1304287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27 Hospital Road George Town, Grand Cayman KY1-9008, Cayman Islands	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-0100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 17, 2017, Global Indemnity Limited, through its subsidiary Global Indemnity Group, Inc. (collectively “the Company”), transferred the daily credit margin borrowing facility described on the Company’s Current Report on Form 8-K filed on July 22, 2013 to a new broker. As of the transfer date, the Company had borrowed $74.8 million. The borrowing rate is tied to the Fed Funds Effective rate and is currently less than 1%. There are no immediate plans to repay the margin borrowing facility. Approximately $95.0 million in collateral was deposited to support the transfer. The borrowing is subject to a maintenance margin, which is a minimum account balance that must be maintained. A decline in market conditions could require an additional deposit of collateral.

The margin facility contains events of default, including, without limitation, insolvency, breach of contract, assignment for the benefit of the Company’s creditors, failure to comply with any representations or warranties, and proceedings to suspend the Company’s business or license by any regulator or organization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity Limited

February 24, 2017	By:	/s/ Thomas M. McGeehan
	Name:	Thomas M. McGeehan
	Title:	Chief Financial Officer